AMENDED

                            ARTICLES OF INCORPORATION

                                       OF

                                   H.T.E, INC.

         Pursuant to Sections 607.1003, 607.1004 and 607.1006 of the Florida Business Corporation Act, the Articles of Incorporation of H.T.E., Inc. (the "Corporation") are hereby amended as follows:

FIRST: AMENDMENTS, DELETIONS AND RESTATEMENTS ADOPTED:

ARTICLE IV CAPITAL STOCK IS AMENDED TO DELETE THE INTRODUCTION THERETO AND SECTIONS 1 THROUGH 4 THEREOF AND TO INCLUDE THE FOLLOWING PROVISIONS:


1. INITIAL AUTHORIZED CAPITAL STOCK. Subject to Section 2 hereof, the total number of shares of all classes of stock which the Corporation shall have authority to issue is 6,400,000, consisting solely of:

         (i) two million (2,000,000) shares of preferred stock, par value $0.0002 per share (the "Preferred Stock"); and

         (ii) four million (4,000,000) shares of Class A common stock, par value $0.0002 per share (the "Class A Common Stock");and

         (iii) two hundred thousand (200,000) shares of Class B common stock, par value $0.01 per share (the "Class B Common Stock"); and

         (iv) two hundred thousand (200,000) shares of Class C common stock, par value $0.0002 per share (the "Class C Common Stock").


2. ADDITIONAL AUTHORIZED CAPITAL STOCK. Upon the Reclassification as set forth in Article IV Section E, the aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is thirty million (30,000,000) shares, consisting solely of:

         (i) twenty-five million (25,000,000) shares of common stock, par value $0.01 per share (the "New Common Stock"); and

         (ii) five million (5,000,000) shares of preferred stock, par value $0.01 per share (the "New Preferred Stock").

                  No shareholder of any stock of the Corporation shall have preemptive rights. There shall be no cumulative voting by the shareholders of the Corporation.

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                  (x) PROVISIONS RELATING TO NEW PREFERRED STOCK.

                            1.     GENERAL.  The New  Preferred  Stock may be
issued from time to time in one or more classes or series, the shares of each class or series to have such designations and powers, preferences and rights, and qualifications, limitations and restrictions thereof as are stated and expressed herein and in the resolution or resolutions providing for the issue of such class or series adopted by the Board of Directors (the "Board") as hereinafter prescribed.

                            2.     PREFERENCES.  Authority is hereby expressly
granted to and vested in the Board to authorize the issuance of the New Preferred Stock from time to time in one or more classes or series, to determine and take necessary proceedings fully to effect the issuance and redemption of any such New Preferred Stock and, with respect to each class or series of the New Preferred Stock, to fix and state, by resolution or resolutions from time to time adopted providing for the issuance thereof, the following:

                                    (a)   whether or not the class or series
is to have  voting  rights, full or limited, or is to be without voting rights;

                                    (b)   the number of shares to constitute
the class or series and the designations thereof;

                                    (c)   the preferences and relative,
participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any class or series;

                                    (d)   whether  or not the shares of any
class or series shall be redeemable and if redeemable the redemption price or prices, and the time or times at which and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

                                    (e)   whether or not the shares of a class
or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking fund or funds be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

                                    (f)  the dividend rate, whether dividends
are payable in cash, stock of the Corporation or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of the dividends payable on any other class or classes or series of stock, whether or not such dividend shall be cumulative or noncumulative, and, if cumulative, the date or dates from which such dividends shall accumulate;

                                    (g)  the preferences, if any, and the
amounts thereof that the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

                                    (h)  whether or not the shares of any class
or series shall be convertible into, or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such conversion or exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

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                                    (i) such other special rights and protective
provisions with respect to any class or series as the Board may deem advisable.

     The shares of each class or series of the New Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The Board may increase the number of shares of New Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the New Preferred Stock not designated for any other class or series. The Board may decrease the number of shares of the New Preferred Stock designated for any existing class or series by a resolution, subtracting from such series unissued shares of the New Preferred Stock designated for such class or series, and the shares so subtracted shall become authorized, unissued and undesignated shares of the New Preferred Stock.

ARTICLE IV SECTION B  1.1.1 IS DELETED AND AMENDED AND RESTATED AS FOLLOWS:

         1.1  PROVISIONS RELATING TO THE NEW COMMON STOCK AND COMMON STOCK.

                  (a) DIVIDENDS, VOTING, ETC. The Common Stock and New Common Stock shall be subject to the express terms of the New Preferred Stock, Preferred Stock and any class or series thereof. Subject to the preferential dividend rights applicable to shares of any series of New Preferred Stock or Preferred Stock, the holders of shares of Common Stock and New Common Stock shall be entitled to receive when, as and if declared by the Board, out of funds legally available therefor, dividends and other distributions payable in cash, property, stock (including shares of any class or series of the Corporation, whether or not shares of such class or series are already outstanding) or otherwise. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after distribution in full of the preferential amounts to be distributed to the holders of shares of the New Preferred Stock and/or Preferred Stock, the holders of shares of Common Stock and New Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its shareholders, ratably in proportion to the number of shares of the Common Stock and New Common Stock held by them. If dividends are declared which are payable in shares of Common Stock such dividends shall be payable in shares of Class A Common Stock to holders of Class A Common Stock, in shares of Class B Common Stock to holders of Class B Common Stock, and in shares of Class C Common Stock to holders of Class C Common Stock.

                  Shares of Common Stock or New Common Stock may be issued by the Corporation for such consideration, having a value of not less than the par value thereof, as is determined by the Board of Directors.

                  (b) MERGERS AND CONSOLIDATIONS. In the event of a merger, consolidation or combination of the Corporation with another entity (whether or not the Corporation is the surviving entity), the holders of Common Stock and New Common Stock shall be entitled to receive their respective pro rata share of the consideration received in respect of that transaction.

                  (c) LIQUIDATING DISTRIBUTIONS. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock and New Preferred Stock shall have been paid in full the amounts to which they shall be entitled, if any, or a sum sufficient for such payment in full shall have been set aside, the remaining net assets of the Corporation, if any, shall be divided among and paid ratably to the holders of Common Stock and New Common Stock.

                  (d) SALES AND REPURCHASES. The Board shall have the power to cause the Corporation to issue and sell shares of Common Stock or New Common Stock to such individuals,

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

partnerships, joint ventures, limited liability companies, associations, corporations, trusts or other legal entities (collectively, "persons") and for such consideration as the Board shall from time to time in its discretion determine, and as otherwise permitted by law. The Board shall have the power to cause the Corporation to purchase, out of funds legally available therefor, shares of Common Stock and New Common Stock from such persons and for such consideration as the Board shall from time to time in its discretion determine, and as otherwise permitted by law.

ARTICLE B 1.1.2 IS AMENDED TO INCLUDE THE FOLLOWING PROVISION:

         (d) NEW COMMON STOCK.  Each share of New Common Stock shall have one
(1) vote on all  matters  that are submitted to shareholders for vote.

ARTICLE IV IS AMENDED TO INCLUDE THE FOLLOWING PROVISIONS:

E. SHARE RECLASSIFICATION. Immediately prior to the effective date (the "Effective Date") of the Corporation's Registration Statement on Form S-1, relating to a proposed underwritten public offering of Common Stock and initially filed with the Securities and Exchange Commission on February 28, 1997 (the "Registration Statement"), (a) all of the outstanding shares of Preferred Stock (the "Existing Preferred Stock"), Class A Common Stock and Class C Common Stock (the Class A Common Stock and Class C Common Stock are hereinafter collectively referred to as the "Existing Common Stock") will be split 53-for-one and exchanged simultaneously on a one-for-one basis for shares of the Corporation's New Common Stock, (b) the Corporation shall pay in cash all accrued dividends on the Existing Preferred Stock to the date of the stock splits and exchanges described above, and (c) following the exchanges described above, the Preferred Stock, Class A Common Stock, Class B Common Stock and Class C Common Stock will be canceled, retired and eliminated from the shares the Corporation is authorized to issue. Each certificate that theretofore represented shares of Existing Common Stock and Existing Preferred Stock shall thereafter represent the number of shares of New Common Stock into which the shares of Existing Common Stock and Existing Preferred Stock represented by such certificate were reclassified and converted hereby; provided, however, that each person holding of record a stock certificate or certificates that represented shares of Existing Common Stock and Existing Preferred Stock shall receive, upon surrender of each such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of New Common Stock to which such person is entitled. Upon consummation of the reclassification of the Existing Common Stock and Existing Preferred Stock of the Corporation provided for in this Section E (the "Reclassification"), the holders of New Common Stock of the Corporation shall have all rights accorded them by law and the Corporation's Amended Articles of Incorporation. The issuance of certificates representing shares of New Common Stock issuable upon the Reclassification shall be made without charge to the holders of Existing Common Stock and Existing Preferred Stock; provided, however, that if any certificate is to be issued in a name other than that of the record holder of the shares of Existing Common Stock and Existing Preferred Stock being reclassified pursuant to the Reclassification, the Corporation shall not be required to issue or deliver any such certificate unless and until the person requesting the issuance thereof shall have paid to the Corporation the amount of any tax that may be payable with respect to any transfer involved in the issuance and delivery of such certificate or has established to the satisfaction of the Corporation that such tax has been paid. If so required by the Corporation or the transfer agent, any certificate for shares of Existing Common Stock and Existing Preferred Stock surrendered in connection with the Reclassification shall be accompanied by instruments of transfer, in form satisfactory to the Corporation or the transfer agent, duly executed by the holder of such shares or the duly authorized representative of such holder, together with funds for the payment of any transfer tax required as set forth above. As promptly as practicable following the surrender of a certificate representing shares of

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

Existing Common Stock and Existing Preferred Stock in the foregoing manner, any required instruments of transfer and the payment in cash of any amount for the payment of any transfer tax, the Corporation shall issue and deliver or cause to be issued and delivered to such holder or such holder's nominee or nominees, a certificate or certificates representing the number of shares of New Common Stock issued upon the Reclassification to which such holder is entitled, in such name or names as such holder may direct.

F. ELIMINATION FROM AUTHORIZED SHARES. Immediately following the
Reclassification in Article IV Section E, the Preferred Stock, Class A Common Stock, Class B Common Stock and Class C Common Stock will be canceled, retired and eliminated from the shares the Corporation is authorized to issue.

ARTICLE VI IS DELETED AND AMENDED AND RESTATED IN ITS ENTIRETY AS FOLLOWS:

                                  ARTICLE VI I

A. NUMBER AND TERM OF DIRECTORS. The Corporation's Board shall consist of not less than three (3) nor more than nine (9) members, with the exact number to be fixed from time to time by resolution of the Board. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. The Board shall be divided into three classes, Class I, Class II and Class III with the directors of each class to be elected for a staggered term of three years and to serve until their successors are duly elected and qualified or until their earlier resignation, death or removal from office. The number of directors elected to each class shall be as nearly equal in number as possible. The Board shall apportion any increase or decrease in the number of directorships among the classes so as to make the number of directors in each class as nearly equal as possible.

B. DIRECTOR VACANCIES. Whenever any vacancy on the Board shall occur due to death, resignation, retirement, disqualification, removal, increase in the number of directors or otherwise, a majority of directors in office, although less than a quorum of the entire Board, may fill the vacancy or vacancies for the balance of the unexpired term or terms, at which time a successor or successors shall be duly elected by the shareholders and qualified. Notwithstanding the provisions of any other Article herein, only the remaining directors of the Corporation shall have the authority, in accordance with the procedure stated above, to fill any vacancy that exists on the Board for the balance of the unexpired term or terms. The Company's shareholders shall not, and shall have no power to, fill any vacancy on the Board.

C. SHAREHOLDER NOMINATIONS OF DIRECTOR CANDIDATES. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board at an annual or special meeting of shareholders may be made by or at the direction of the Board by any nominating committee or person appointed by the Board or by any shareholder of the Corporation entitled to vote for the election of directors at such meeting who complies with the procedures set forth in this Section C; provided, however, that nominations of persons for election to the Board at a special meeting may be made only if the election of directors is one of the purposes described in the special meeting notice required by
Section 607.0705 of the Florida Business Corporation Act. Nominations of persons for election at a special meeting, other than nominations made by or at the direction of the Board, shall be made pursuant to notice in writing delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the fifth (5th) day following the date on which notice of such meeting is given to shareholders or made public, whichever first occurs. Nominations of persons for election at an annual meeting, other than nominations made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed

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

and received at the principal executive offices of the Corporation not less than one hundred twenty (120) days nor more than one hundred eighty (180) days prior to the first anniversary of the date of the Corporation's notice of annual meeting provided with respect to the previous year's annual meeting; provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting has been changed to be more than thirty (30) calendar days earlier than the date contemplated by the previous year's notice of annual meeting, such notice by the shareholder to be timely must be so delivered or received not later than the close of business on the fifth (5th) day following the date on which notice of the date of the annual meeting is given to shareholders or made public, whichever first occurs. Such shareholder's notice to the Secretary shall set forth the following information: (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director at the annual meeting, (i) the name, age, business address and residence address of the proposed nominee, (ii) the principal occupation or employment of the proposed nominee, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the proposed nominee, and (iv) any other information relating to the proposed nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Securities Exchange Act of 1934, as amended; and
(b) as to the shareholder giving the notice of nominees for election at the annual meeting, (i) the name and record address of the shareholder, and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the shareholder. The Corporation may require any proposed nominee for election at an annual or special meeting of shareholders to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the requirements of this Section C, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

D. BOARD CLASSIFICATION. Initial classes of the Board of Directors shall consist of the following members of the Board of Directors with terms expiring at the annual meeting of shareholders in the year indicated:

                CLASS I DIRECTORS                            TERM EXPIRING
                -----------------                            -------------
                Peter R. Roberts                                    1997
                Bernard Markey                                      1997

                CLASS II   DIRECTOR
                -------------------
                Jack L. Harward                                     1998

                CLASS III DIRECTOR
                ------------------
                Dennis J. Harward                                   1999

ARTICLE XII IS ADDED TO INCLUDE THE FOLLOWING PROVISIONS:

                                   ARTICLE XII

         A. CALL OF SPECIAL SHAREHOLDERS MEETING. Except as otherwise required by law, the Corporation shall not be required to hold a special meeting of shareholders of the Corporation unless (in addition to any other requirements of law) (i) the holders of not less than fifty (50) percent of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the Corporation's Secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held; (ii) the meeting is called by the Board pursuant to a

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resolution approved by a majority of the entire Board; or (iii) the meeting is called by the Chairman of the Board of Directors. Only business within the purpose or purposes described in the special meeting notice required by Section
607.0705 of the Florida Business Corporation Act may be conducted at a special shareholders' meeting.

         B. ADVANCE NOTICE OF SHAREHOLDER-PROPOSED BUSINESS FOR ANNUAL MEETING. At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board,
(b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) otherwise properly brought before the meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than one hundred twenty (120) days nor more than one hundred eighty (180) days prior to the first anniversary of the date of the Corporation's notice of annual meeting provided with respect to the previous year's annual meeting; provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting has been changed to be more than thirty (30) calendar days earlier than the date contemplated by the previous year's notice of annual meeting, such notice by the shareholder to be timely must be so delivered or received not later than the close of business on the fifth (5th) day following the date on which notice of the date of the annual meeting is given to shareholders or made public, whichever first occurs. Such shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the requirements of this Section B, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

                                    * * * * *

SECOND: The foregoing Amended Articles of Incorporation of this Corporation were duly approved by the Board of Directors by unanimous written consent, dated February 27, 1997.

THIRD: The foregoing Amended Articles of Incorporation of this Corporation were duly approved by written consent of the holders of a majority of the Corporation's issued and outstanding capital stock entitled to vote, dated February 27, 1997, representing the number of votes sufficient for approval of these Amended Articles of Incorporation.

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                  IN WITNESS WHEREOF, the undersigned, for the purpose of
amending the Corporation's Articles of Incorporation pursuant to the laws of the State of Florida, has executed these Amended Articles of Incorporation as of March , 1997.

                                           H.T.E., INC.

                                           By:_________________________
                                           Name:    Dennis J. Harward
                                           Title:   President


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